Acquisition of

Commercial Bank of New York

Expanding in the Nation's Largest Concentrated Market

Conference Call Logistics

North Fork Bancorp will host a conference call at **3:00 p.m. E.S.T. Tuesday, February 13.** The number to call in the United States is 888-276-9996 and Internationally (612) 332-0819. Persons who find this time inconvenient can call after 6:00 p.m. E.S.T. at 800-475-6701, access code #571508 for a taped rebroadcast that will be continuously played for 30 hours. A copy of this presentation can be accessed on the internet at www.northforkbank.com, using the CBNY ACQUISITION icon.

Forward Looking Statements

Certain statements made by the company's senior management in the course of this conference call or contained in the accompanying handout are forward-looking statements. These might include one or more of the following:

- Projected cost savings, revenue enhancements and the timing thereof in connection with the acquisition of **Commercial Bank of New York.**
- Projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items;
- Descriptions of plans or objectives of management for future operations, products, or services, including the pending acquisition;
- Forecasts of future economic performance; and
- Descriptions of assumptions underlying or relating to any of the foregoing.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", or words of similar meaning, or future of conditional verbs such as "will", "would", "should", "could", or "may".

Forward-looking statements give the Company's expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, future-looking statements are subjects to risks and uncertainties. There are a number of factors, many of which are beyond the Company's control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. The Company does not update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

North Fork's current report on Form 8-K filed on February 13, 2000 discloses more fully these factors.

Summary Transaction Terms

NFB
NORTH FORK BANK

Purchase Price Per Share	$32.00
Consideration / Accounting Treatment	100% Cash / Purchase Transaction
CBNY Shares Outstanding	5.3 million
Aggregate Transaction Value	$175 million
Purchase Price to 2000 EPS	17.2 x
Purchase Price to 2000 EPS after Cost Savings	12.2 x
Purchase Price to Book Value	1.7 x
Premium to Total Deposits	6.6%
Premium to Total Domestic Deposits	8.2%
Required Approvals	Regulatory and CBNY Shareholders
Anticipated Closing	Late Second / Early Third Qtr.
Due Diligence	Completed

Commercial Bank of New York ("CBNY")

CBNY Summary Financial Highlights as of December 31, 2000

Total Assets	**$1.5 billion**
Loans, net	**$0.5**
Securities	**$0.8**
Total Deposits	**$1.3**
Domestic Deposits	$1.0
Foreign Deposits	$0.3
Shareholders' Equity	**$101.1 million**

The CBNY has 11 locations in Manhattan, 1 in Queens and 2 in Nassau County.

NFB Cash Earnings Accretion

($ in millions)	2002 Pretax Earnings	2002 After Tax Earnings	Cash EPS (1)
NFB	$ 516.6	$ 339.2	**$ 2.25**
CBNY	19.3	12.1	
Estimated Contribution of International Business (2)	(6.6)	(4.0)	
Domestic Operations of CBNY	12.7	8.1	
Foregone Earnings on Cash Consideration	(12.0)	(7.8)	
Cost Savings - Domestic Operations	13.2	8.6	
Amortization of Intangibles	(4.4)	(4.4)	
Pro Forma Combined	$ 526.1	$ 343.7	**$ 2.31**
Accretion			**$ 0.06**
% Accretion			*2.8%*

(1) IBES mean estimate adjusted for intangible amortization of $28.5 million.
(2) International Private Client Business earnings are excluded. Total revenues net of operating expense.

Acquisition Drivers

- Triples North Fork's Manhattan "Growth Engine"
- Cash transaction - No need to raise capital
- Adds nearly $1 billion in domestic deposits
- Insignificant Credit or Interest Rate Risk
- Immediately accretive to GAAP and Cash Earnings
- Very low execution risk
- Remain "well capitalized"
- Perfectly consistent with our stated objectives

MANHATTAN



Secaucus
West New York
Weehawken
Union City
Hoboken
Jersey City
Communipaw
Liberty State Park
Upper New York Bay
Upper West Side
Central Park
Upper East Side
Hells Kitchen
Manhattan
Chelsea
Greenwich Village
East Village
Lower East Side
Soho
Little Italy
Tribeca
Chinatown
New York
Front St
Wards Island
Steinway
Astoria
Long Island City
Greenpoint
Haberman
Maspeth
Williamsburg
Ridgewood

9 NFB
11 CBNY

Triples Manhattan "Growth Engine"


NFB
Manhattan
5%
Queens,
Brooklyn,
Bronx
38%
Nassau,
Suffolk
53%
Westchester,
Rockland
4%


Pro Forma
Manhattan
14%
Queens,
Brooklyn,
Bronx
34%
Nassau,
Suffolk
48%
Westchester,
Rockland
4%

Deposits as of June 30, 2000

Accelerates Manhattan Growth

($ in millions)



$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
1997
1998
1999
2000
2001 Budget
2001 ProForma

Locations	*1*	*2*	*3*	*6*	*9*	*19*

CBNY Loan Portfolio

$ in millions	As of Sep. 2000
1-4 Family Residential	$50.8
Multifamily Loans	2.9
Commercial Mtg.	148.7
Commercial Loans	180.9
Consumer Loans	2.8
All Other Loans	25.2
Foreign Loans	81.1
Total Loans	**$492.4**



Foreign Loans 16%
1 - 4 Family Loans 10%
Multifamily Loans 1%
All Other Loans 5%
Consumer Loans 1%
Commercial Mtges 30%
Commercial Loans 37%

	As of Dec. 2000
Reserve for Loan Losses	$5.6
Non Performing Loans	0.0
TDR's	0.0

** Approximately $152 million or 31% of loans are secured by liquid collateral.*

Pro Forma Balance Sheet

December 31, 2000, in millions, except per share amounts	NFB	CBNY	International Private Banking (1)	**Pro Forma Combined**
Assets	$ 14,841	$ 1,526	$ 494	$ 15,772
Securities	4,558	834	416	4,783
Loans, net	9,305	469	78	9,696
Total Deposits	9,169	1,345	494	10,020
Total Borrowings	4,004	40		4,044
Capital Securities	244	-		244
Stockholders' Equity	1,214	101		1,214
Intangibles	347	14		453
Stated Book Value	$ 7.55			$ 7.55
Tangible Book Value	$ 5.39			$ 4.73
Shares (000s)	160,831			160,831

(1) Excludes all of the relationships in the International Private Banking Division

In Short This Transaction…

… triples North Fork's Manhattan presence.

… adds to GAAP and Cash Earnings immediately.

… adds nearly $1 billion in Domestic Deposits.

… is substantially free of credit and interest rate risk.

… is simple to execute.

… meets our stated financial and strategic goals.

Expanding in the Nation's Largest Concentrated Market

With the Acquisition of Commercial Bank of New York

Tuesday, February 13, 2001